Microsoft Word 10.0.2627;

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com

                     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES
                             SECOND QUARTER RESULTS

         HAUPPAUGE, NEW YORK - March 11, 2005 - Manchester Technologies, Inc. (NASDAQ NM: MANC), a leading distributor of display technology solutions and plasma display monitors through its wholly-owned subsidiary, Electrograph Systems, Inc., and a distributor of computer hardware to dealers and systems integrators, today announced financial results for its second fiscal quarter and six months ended January 31, 2005.

         On May 28, 2004, the Company sold its end-user information technology fulfillment and professional services business to ePlus, inc., a leading provider of enterprise cost management, in an all cash transaction. The results of operations for the three months and six months ended January 31, 2005 and 2004 for that business have been recorded as discontinued operations in the accompanying condensed consolidated statements of income.

         Revenue from continuing operations for the quarter ended January 31, 2005 was $39.3 million as compared with $45.1 million for the comparable quarter last year. Income from continuing operations for the quarter was $252,000 or $0.03 per diluted share as compared with $743,000 or $0.09 per diluted share reported for the comparable quarter last year. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,560,000 for 2005 and 8,299,000, for 2004.

         Revenue from continuing operations for the six months ended January 31, 2005 was $86.2 million as compared with $90.5 million for the first six months of last year. Income from continuing operations for the six months was $2.0 million or $0.24 per diluted share as compared with $1.6 million or $0.19 per diluted share reported for the comparable six month period last year. Weighted average common shares outstanding used for the computation of diluted earnings per share were 8,497,000 for 2005 and 8,265,000 for 2004.

         Barry R. Steinberg, CEO of Manchester Technologies, Inc., stated, "Unit sales of display technology solutions, primarily large screen flat panel displays, continue to increase within our Electrograph subsidiary, while average selling prices decreased resulting in a small drop in revenue for the quarter from the sale of display technology solutions as compared to the same quarter last year. However, our gross profit percentage has remained strong as we continue to grow our unit sales. The reduction of revenue in the quarter is primarily attributable to a decrease in computer hardware sales to dealers and systems integrators (non Electrograph business) for the quarter ended January 31, 2005."

         The Company ended the quarter with cash and cash equivalents of $17.4 million, working capital of $38.6 million, total assets of $68.8 million and shareholders' equity of $46.0 million.


                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a distributor of display technology solutions and plasma display monitors through its subsidiary Electrograph Systems, Inc. and is a distributor of computer hardware, primarily to dealers and system integrators. More information about the Company and Electrograph can be obtained by visiting their websites located at http://www.e-manchester.com and the website of its subsidiary at http://www.electrograph.com.



Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available information and represent the beliefs of our management. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our inability to attract and retain highly skilled sales representatives or technical personnel necessary to maintain our current operations and implement our growth strategies; our inability to maintain good relationships with our vendors and customers; not being successful in our efforts to focus on higher-margin products and services and not being able to rapidly respond to new product offerings; not managing our inventory successfully; being adversely affected by continued intense competition in the technology industry, including competition from competitors with greater resources; being subject to potentially adverse business conditions that our industry is subject to, including, without limitation, pricing pressures involving distribution channels, market consolidation, a potential short supply of products, continued deterioration in average selling prices of personal computers and display technologies, and a decrease in the growth of the display technology market; not being able to identify suitable acquisition candidates and integrate the acquired companies; the risk that our success is highly dependent upon a select group of senior management and that our revenues and operating results are subject to fluctuation from quarter to quarter; the failure of our information technology systems to function properly; and the failure of our actions to enhance shareholder value. For further information on these risks and others affecting us, please see our Annual Report on Form 10-K for the year ended July 31, 2004, and those set forth from time to time in our other filings with the Securities and Exchange Commission (the "SEC"). Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. We do not undertake to update any forward-looking statement that may be made from time to time by us or on our behalf.

..






                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                 Three months ended January 31,    Six months ended January 31,
                                                        2005         2004            2005            2004
                                                        ----         ----            ----            ----

Revenue                                                $39,289      $45,117         $86,170        $90,495
Cost of revenue                                         34,408       40,559          75,257         81,203
                                                        ------       ------          ------         ------
       Gross profit                                      4,881        4,558          10,913          9,292
Selling, general and
    administrative expenses                              4,580        3,246           7,709          6,586
                                                         -----        -----           -----          -----

       Income from operations                              301        1,312           3,204          2,706

Interest and other income (expense), net                   118          (75)            133            (95)
                                                           ---          ----            ---            ---

       Income from continuing operations
            before income taxes                            419        1,237           3,337          2,611
Income tax provision                                       167          494           1,334          1,024
                                                           ---          ---           -----          -----
       Income from continuing operations                   252          743           2,003          1,587
                                                           ---          ---           -----          -----
Discontinued operations
       Income (loss) from operations
            of discontinued component                        -         (745)            995         (1,600)
       Income tax (provision) benefit                        -          297            (398)           619
                                                          ----          ---            -----           ---

       Income (loss)from discontinued operations             -         (448)            597           (981)
                                                          ----         -----            ---           -----
Net income                                                $252        $ 295          $2,600         $  606
                                                           ===          ===           =====          =====
Income per share from continuing operations
   Basic                                                 $0.03        $0.09           $0.24          $0.20
                                                          ====         ====            ====           ====
   Diluted                                               $0.03        $0.09           $0.24          $0.19
                                                          ====         ====            ====           ====

Income (loss) per share from discontinued operations
    Basic                                                 $  -       $(0.06)          $0.07         $(0.12)
                                                           ===         =====           ====          ======
    Diluted                                               $  -       $(0.06)          $0.07         $(0.12)
                                                           ===         =====           ====          ======

Net income per share
   Basic                                                 $0.03        $0.04           $0.31          $0.08
                                                          ====         ====            ====           ====
   Diluted                                               $0.03        $0.04           $0.31          $0.07
                                                          ====         ====            ====           ====

Weighted average  shares outstanding
Basic                                                    8,364        7,990           8,295          7,990
                                                         =====        =====           =====          =====
Diluted                                                  8,560        8,299           8,497          8,265
                                                         =====        =====           =====          =====


                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                 January 31, 2005       July 31, 2004
                                                                    (Unaudited)         -------------
                                                                    -----------

                                              Assets
Current assets:
   Cash and cash equivalents                                            $17,399               $16,881
   Accounts receivable, net of allowance for doubtful accounts
     of $1,420 and $2,848, respectively                                  14,848                15,530
   Inventory                                                             18,566                20,301
   Deferred income taxes                                                  1,212                 1,212
   Prepaid taxes                                                            655                   916
   Prepaid expenses and other current assets                              1,066                 1,266
                                                                          -----                 -----
                      Total current assets                               53,746                56,106
Property and equipment, net                                               9,505                 9,890
Goodwill, net                                                             3,735                 3,735
Deferred income taxes                                                     1,728                 1,728
Other assets                                                                105                   183
                                                                         ------               -------

                      Total assets                                      $68,819               $71,642
                                                                         ======                ======


                          Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                              $14,869               $21,492
     Current portion of capital lease obligations                           260                   246
                                                                        -------              --------

                      Total  current liabilities                         15,129                21,738

Deferred compensation payable                                                98                    98
Capital lease obligations, net of current portion                         7,551                 7,683
                                                                          -----                 -----
                                Total liabilities                        22,778                29,519
                                                                         ------                ------
Commitments and contingencies

Shareholders' equity:
     Preferred stock, $.01 par value; 5,000 shares
        authorized, none issued                                               -                     -
     Common stock, $.01 par value; 25,000 shares
        authorized, 8,428 and 8,163 shares issued and outstanding            84                    82
     Additional paid-in capital                                          20,913                19,597
     Retained earnings                                                   25,044                22,444
                                                                         ------                ------
                      Total shareholders' equity                         46,041                42,123
                                                                         ------                ------
                      Total liabilities and shareholders' equity        $68,819               $71,642
                                                                         ======                ======



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